Exhibit 99.1

Sunworks Reports Fourth Quarter 2019 Results

— Company Takes Actions to Address Uncertain Business Environment —

ROSEVILLE, Calif. March 30, 2020 - Sunworks, Inc. (Nasdaq: SUNW), a provider of solar power solutions for agriculture, commercial and industrial (ACI), public works and residential markets, today announced financial results for the fourth quarter and year ended December 31, 2019.

Fourth Quarter 2019 Summary:

●	Fourth quarter 2019 revenue of $14.4 million and net loss of ($3.4) million, or ($0.59) per basic and diluted share.

●	New project sales of $21.1 million.

●	Total backlog scheduled for installation in the next 12 months, as of December 31, 2019, of $45.0 million.

●	Cash balance at December 31, 2019 of $3.5 million.

Chuck Cargile, Sunworks Chief Executive Officer (CEO) said, “We have taken aggressive and appropriate measures to realign our business, reduce fixed costs and preserve cash following a challenging fourth quarter of 2019 and the impact of the COVID-19 pandemic. These actions are expected to result in savings of approximately $500,000 per month and will better position us to weather the disruption of the unprecedented nature of the current environment.”

Sunworks continues to serve customers as an “Essential Business” as defined by county agencies “shelter-in-place” directives. Sunworks operates in the energy industry, which is federally identified as a critical infrastructure sector and is recognized as an “Essential Business”. Therefore, Sunworks can continue conducting business and its employees can continue working, despite the California Department of Public Health mandate that all individuals living in the State of California must stay at their place of residence. However, Sunworks customers, subcontractors, suppliers and others may be more disrupted and therefore cause a negative impact to near-term results. The future impact of the pandemic is highly uncertain and cannot be predicted. As a result, the Company has taken the following steps to address the weaknesses experienced in the fourth quarter, as well as the COVID-19 pandemic:

●	Temporarily reduced pay for 36 employees – including the suspension of all compensation to members of the board of directors and the CEO, and at least a 50% reduction for other members of the management team.

●	Reduced full-time headcount by 59 people, representing a 30% reduction since the beginning of the year.

●	Combined project and field management for the two commercial operations in Northern California to reduce costs and enhance efficiencies.

●	Negotiated rent reductions for all leased facilities.

●	Proactively applied for a U. S. Small Business Administration Disaster Business Loan, which is currently under review. The Company is currently in the process of applying for a loan enabled by the recent federal stimulus package - Coronavirus Aid, Relief, and Economic Security Act (CARES Act).

Sunworks cancelled the “At the Market” equity sales (ATM) after having sold 2.9 million shares in 2019 for $6.8 million, net of fees and 9.8 million shares in 2020 for $7.7 million, net of fees. The company also noted that they reduced the senior secured debt by $1.5 million in January of 2020.

“We do not yet know how long our business will be disrupted by the current pandemic, but we are confident the long-term steps we have taken to realign our operations are appropriate,” Cargile added. “While we have ended our ATM and will no longer sell shares in the open market, the capital we raised from the sales during and subsequent to the fourth quarter was critical to allow us to continue executing on our substantial backlog of projects and build cash reserves. We are optimistic that over the long-term, we will be profitable and generate positive cash flow as a result of the changes we have made in our operations and our cost structure, and that there will be opportunities to augment our capital position in a non-dilutive manner through programs enabled by the recent federal stimulus package. In summary, based on our current cash position, our ability to generate cash from operations and the potential to access funds made available through the stimulus program, we believe that we will be able to effectively navigate through the disrupted business environment and emerge as a leaner, more viable business.”

Conference Call Details

Management will host a conference call to discuss these results today at 4:30 p.m. ET (1:30 p.m. PT). To access the call, please dial 1-877-407-0778 (toll free) or 1-201-689-8565 (international). The conference call will also be broadcast live over the Internet, which can be accessed via the Investor Relations section of Sunworks’ web site at http://ir.sunworksusa.com. All participants should call or access the website approximately 5 minutes before the conference begins.

The webcast will be available for replay for at least 90 days. A telephonic replay of this conference call will also be available by dialing 1-919-882-2331 and using the replay ID # 33817 until 11:59 p.m. ET on April 13, 2020.

About Sunworks, Inc.

Sunworks, Inc. (NASDAQ:SUNW) is a premier provider of high performance solar power systems. Sunworks is committed to quality business practices that exceed industry standards and uphold its ideals of ethics and safety. Sunworks continues to grow its presence, expanding nationally with regional and local offices. The Company strives to consistently deliver high quality, performance-oriented solutions for customers in a wide range of industries including agricultural, commercial and industrial, federal, public works, and residential. Sunworks’ diverse, seasoned workforce includes distinguished veterans who bring a sense of pride, discipline, and professionalism to their interaction with customers. All Sunworks’ employees uphold its guiding principles each day. Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power. For more information, visit www.sunworksusa.com

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the Company’s future revenue and operating income. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive, regulatory, environmental and other factors affecting the Company and its operations, markets and products; the impact of COVID-19 and the related federal, state and local restrictions on the Company’s operations and workforce, the impact of COVID-19 and such restrictions on our customers, and the impact of COVID-19 on the Company’s supply chain and availability of shipping and distribution; the prospects for sales, lower revenues, failure to earn profit, higher costs than expected, potential operating losses, ownership dilution, inability to repay debt, and the inability to complete projects within anticipated timeframes and costs; the impact of tariffs imposed by governmental bodies; the impact of national and local economies generally; the Company’s ability to access governmental assisted financing; and other factors detailed in reports filed by the Company. You should also review the risks described in “Risk Factors” in Part I, Item 1A of Sunworks, Inc.’s Annual Report on Form 10-K and in the other reports and documents Sunworks file with the Securities and Exchange Commission from time to time.

Any forward-looking statement made by us in this press release is based only on information currently available to us and reflects only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

Rob Fink

FNK IR

646.809.4048

rob@fnkir.com

SUNWORKS, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND DECEMBER 31, 2018

(in thousands, except share and per share data)

	December 31, 2019	December 31, 2018

Assets
Current Assets
Cash and cash equivalents	$3,154	$3,628
Restricted cash	385	447
Accounts receivable, net	7,606	8,201
Inventory, net	2,970	3,233
Contract assets	4,864	6,153
Other current assets	275	150

Total Current Assets	19,254	21,812

Property and Equipment, net	511	852
Operating lease right-of-use asset	1,505	-

Other Assets
Other deposits	69	68
Goodwill	9,464	9,464

Total Other Assets	9,533	9,532

Total Assets	$30,803	$32,196

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$11,221	$11,858
Contract liabilities	4,616	5,069
Customer deposits	753	58
Operating lease liability, current portion	864	-
Loan payable, current portion	88	179
Convertible promissory notes, current portion	-	100
Acquisition convertible promissory note, current portion	252	757

Total Current Liabilities	17,794	18,021

Long Term Liabilities
Operating lease liability	641	-
Loan payable	-	88
Promissory note payable, net	3,484	3,669
Acquisition convertible promissory note	-	101
Warranty liability	441	321
Total Long Term Liabilities	4,566	4,179
Total Liabilities	22,360	22,200

Shareholders’ Equity
Common stock, $.001 par value; 200,000,000 authorized shares; 6,805,697 and 3,730,110 shares issued and outstanding, respectively	7	4
Additional paid in capital	81,132	73,502
Accumulated deficit	(72,696)	(63,510)

Total Shareholders’ Equity	8,443	9,996

Total Liabilities and Shareholders’ Equity	$30,803	$32,196

SUNWORKS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Revenue	$14,360	$19,242	$59,830	$70,965

Cost of Goods Sold	13,681	15,654	53,167	58,701

Gross Profit	679	3,588	6,663	12,264

Operating Expenses
Selling and marketing expenses	845	776	2,992	3,824
General and administrative expenses	2,848	2,334	11,213	10,001
Goodwill Impairment	-	1,900	0	1,900
Stock based compensation	101	130	434	1,313
Depreciation and amortization	84	95	353	384

Total Operating Expenses	3,878	5,235	14,992	17,422

Loss before Other Income/(Expenses)	(3,199)	(1,647)	(8,329)	(5,158)

Other Income/(Expenses)
Other income (expense)	18	(11)	6	(38)
Interest expense	(209)	(191)	(863)	(544)

Total Other Income/(Expenses)	(191)	(202)	(857)	(582)

Loss before Income Taxes	(3,390)	(1,849)	(9,186)	(5,740)

Income Tax Expense	-	-	-	-

Net Loss	$(3,390)	$(1,849)	$(9,186)	$(5,740)

LOSS PER SHARE:
Basic	$(0.59)	$(0.50)	$(2.07)	$(1.54)
Diluted	$(0.59)	$(0.50)	$(2.07)	$(1.54)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	5,706,307	3,727,845	4,447,648	3,730,110
Diluted	5,706,307	3,727,845	4,447,648	3,730,110